EXHIBIT 10.29


                                 AMENDMENT NO. 3
                                       TO
                               OPERATING AGREEMENT
                                 BY AND BETWEEN
                          FIRST AMERICAN RAILWAYS, INC.
                                       AND
                                FUN TRAINS, INC.
                                       AND
                      FLORIDA DEPARTMENT OF TRANSPORTATION


         This has reference to the Operating Agreement entered into by and among First American Railways, Inc. (FAR), Fun Trains, Inc. (FTI) and Florida Department of Transportation on January 6, 1997, (Agreement), whereby the Florida Department of Transportation (FDOT) granted First American Railways, Inc. the right to access the South Florida Rail Corridor for the purpose of operating entertainment trains known as the Florida Fun Train and Space Coast Excursion Train (FFT/SCET) between Mile Marker 1034 at Hialeah, Florida and Mile Marker 965 at West Palm Beach, Florida.

         Among other things, FDOT acknowledged FAR's desire to operate the above-described entertainment trains over FDOT rail lines, including sidings, passing tracks and spur lines and confirmed FDOT's intent to further negotiate with FAR access to and use of the Broward Boulevard Station or other station(s) agreed upon by the parties.

         In consideration of the foregoing, the parties agree as follows:

         1. FAR, FTI and FDOT agree to amend the Agreement to provide FAR with access to and use of that portion of the South Florida Rail corridor (Corridor) right-of-way immediately adjacent to the east side of the main line and south of Sheridan Street Station and north of Taft Street in the City of Hollywood, Florida, extending from a point beginning at M.P. 1018.25 and extending to M.P. 1018.78 for the purpose of constructing a new rail spur for the loading and unloading of passengers and supplies in connection with the operation of FFT/SCET pursuant to the terms and conditions prescribed in the Agreement. FAR understands and agrees that there will be no servicing of its trains at the Sheridan Street Station, including, but not limited to, garbage, water or waste disposal. However, FAR shall be permitted to remove garbage from weekend trains only. Garbage to be transloaded from train to truck for immediate disposal.

         2. In order to permit FAR to construct the spur, FAR agrees to do so at its sole expense. FAR shall obtain all necessary permits required for the construction of the spur. The


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improvements shall become the property of FDOT upon installation and shall include the following:

                  A.       Construction of a railroad spur;

                  B.       Installation of switches;

                  C.       Installation of signaling:

                  D. Grading, landscaping and any necessary drainage improvements;

                  E.       Construction of protective fencing, if necessary.

         3. This Agreement does not authorize the use of the Sheridan Street Park and Ride Lot. The terms and conditions of such use, if authorized in accordance with Department Procedures, shall require a separate agreement. FAR shall make alternate provisions in the event use of the Sheridan Street Park and Ride Lot is not authorized by the Department.

         4. In the event FDOT does not authorize use of the Sheridan Street Park and Ride lot, FDOT agrees to permit the construction of a pedestrian walkway within the South Florida Rail Corridor for the purpose of loading and unloading of passengers and supplies.

         5. It is understood between FAR and FDOT that access to and use of the spur and the pedestrian walkway, if constructed, shall be on a non-exclusive basis, but shall provide FAR with access to the spur and pedestrian walkway consistent with that required to operate FFT/SCET as contemplated under the terms and conditions of the Agreement.

         6. FAR will pay FDOT $7,000.00 per year for maintenance and associated expenses relating to said spur line.

         7. With regard to FAR's use of the rail spur, the Department or CSXT may direct FAR to take whatever provisions are necessary to operate FAR trains over the spur line in a safe and environmentally sound manner. The cost of such provisions shall be borne by FAR. Failure to do so shall be grounds for immediate termination of this Agreement.

         8. FAR shall be responsible for the resolution of impacts to the adjoining trailer park by appropriate mitigative measures found acceptable to the trailer park at FAR's sole expense with appropriate documentation of resolution to the parties of this Agreement. Failure to comply with this requirement may result in termination of this Agreement at the Department's option.


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         This Agreement shall be incorporated into and made a part of that
Agreement of January 6, 1997, and any amendments thereto.

Dated this 19th day of August, 1997.


                                              FIRST AMERICAN RAILWAYS, INC.



                                              By: /S/ THOMAS E. BLAYNEY
                                                  -----------------------------
                                                  Vice President of Operations


                                              FUN TRAINS, INC.



                                              By: /S/ THOMAS E. BLAYNEY
                                                  -----------------------------


                                              FLORIDA DEPARTMENT OF
                                                TRANSPORTATION



                                              By: /S/ (ILLEGIBLE)
                                                  -----------------------------
                                                       /S/ KAREN KAMERON
                                                       ------------------------



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